                                SCHEDULE 14A

                    Information Required in Proxy Statement

         Reg. Section  240.14a-101

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant          [ ]

Check the appropriate box:

[ ]         Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]         Definitive Proxy Statement

[ ]         Definitive Additional Materials

[ ]         Soliciting Material Pursuant to Section 240.14a-11(c) or
            Section 240.14a-12


                              DATAFLEX CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


-------------------------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box)


[X]         No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            1) Title of each class of securities to which transaction applies:
            2)      Aggregate number of securities to which transaction applies:
            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
            4)      Proposed maximum aggregate value of transaction:
            5)      Total fee paid:


[ ]         Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)      Amount Previously Paid:
            2)      Form, Schedule or Registration No.:
            3)      Filing Party:
            4)      Date Filed:




____________________

 1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                      [LETTERHEAD OF DATAFLEX CORPORATION]



                                                                  March 11, 1997


Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Dataflex Corporation (the "Company"), which will be held at the Company's office located at 861 Hercules Avenue North, Clearwater, Florida, April 4, 1997, at 2:00 p.m., local time.

     The notice of the meeting and proxy statement on the following pages cover the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the shareholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.


                                        Sincerely,




                                        /s/ Deborah Medley
                                        ------------------
                                        Deborah Medley
                                        Secretary

                              DATAFLEX CORPORATION
                              2145 CALUMET STREET
                           CLEARWATER, FLORIDA 34625

                          ___________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 4, 1997


     The Annual Meeting of Shareholders of Dataflex Corporation will be held at the Company's office located at 861 Hercules Avenue North, Clearwater, Florida, April 4, 1997, at 2:00 p.m., local time, for the following purposes:

     1. To elect three members of the Board of Directors: one director to serve until the 1998 Annual Meeting of Shareholders; one director to serve until the 1999 Annual Meeting of Shareholders; and one director to serve until the 2000 Annual Meeting of the Shareholders;

     2. To ratify the appointment of Price Waterhouse LLP as the Company's independent certified public accountants for fiscal year 1997; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 4, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Shareholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                        By Order of the Board of Directors,



                                        /s/ Deborah Medley
                                        -------------------------------------
                                        Secretary

Clearwater, Florida
March 11, 1997

                               __________________

                                PROXY STATEMENT


               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION


     This proxy statement is first being sent to shareholders on or about
March 11, 1997, in connection with the solicitation of proxies by the Board of Directors of Dataflex Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on April 4, 1997, and at any adjournment thereof (the "Meeting"). The close of business on March 4, 1997, has been fixed as the record date of the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 5,577,199 shares common stock, no par value per share, entitled to one vote per share.

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If shareholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors listed on the proxies and other proposals described in this Proxy Statement. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's common stock represented at the Meeting constitute a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

     The expense of preparing, printing, and mailing proxy materials to shareholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     The executive offices of the Company are located at 2145 Calumet Street, Clearwater, Florida 34625 and the Company's telephone number is (813) 562-2000.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of December 31, 1996, information as to the Company's Common Stock beneficially owned by: (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                                          Amount and
                                                                            Nature
                                                                         of Beneficial
Beneficial Owner                                                         Ownership(1)     Percent
----------------                                                         ------------     -------
Anthony G. Lembo(2)                                                           7,500          *

Richard C. Rose(2)                                                          298,156(3)     4.8%

Philip Doganiero(2)                                                          18,000          *

Peter H. Jackson                                                                -0-          *

Raymond DioGuardi(4)                                                         21,250          *

U.S. Bankcorp(5)                                                            551,000        9.2%

Pioneering Management Corporation(6)                                        423,500        7.1%

W. Keith Schilit                                                                -0-          *

Barry M. Alpert                                                                 -0-          *

All directors and executive
 officers as a group (5 persons)(7)                                         344,906        5.5%

____________
*Less than 1%

(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person shares voting power and/or investment power. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.
(2) The business address for Messrs. Doganiero, Lembo and Rose is 2145 Calumet Street, Clearwater, Florida 34625.
(3) The number of shares shown in the table above includes 271,813 shares that are subject to options that are currently exercisable.
(4) The number of shares shown in the table above includes 21,250 shares that are subject to options that are currently exercisable.
(5) The number of shares shown is based on a Schedule 13G filed with the Securities and Exchange Commission, dated February 13, 1997. The business address for U.S. Bankcorp is 111 Southwest Fifth Avenue, Portland, Oregon 99204.

(6) The number of shares shown is based on a Schedule 13G filed with the Securities and Exchange Commission, dated January 14, 1997. The business address for Pioneering Management Corporation is 60 State Street, Boston, Massachusetts 02108.
(7) The number of shares shown includes 344,906 shares beneficially owned by Messrs. Doganiero, Lembo and Rose, and 293,063 shares subject to immediately exercisable stock options granted under the Company's stock option plans.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information as of December 31, 1996, concerning the Company's executive officers, continuing directors, and nominees for director.

                                                                                                 Year First
                                                                                                  Became a
 Name                                                Position(s)                       Age        Director
 ----                                                -----------                       ---        --------
 Richard C. Rose . . . . . . . .    Chief Executive Officer and Director, Class V       49          1984

 Anthony G. Lembo  . . . . . . .    President, Chief Operating Officer, Chief           43          1996
                                    Financial Officer, and Director, Class II

 Philip Doganiero  . . . . . . .    Chairman & Director, Class III                      39          1995

 W. Keith Schilit  . . . . . . .    Director Nominee, Class IV                          42

 Barry M. Alpert . . . . . . . .    Director Nominee, Class V                           55

     Richard C. Rose has served as Chief Executive Officer of the Company since April 1990. Mr. Rose has served as a director of the Company since October 1984 and Chairman of the Board of Directors from September 1993 to December 1996. Prior to April 1990, Mr. Rose served as President of the Company (April 1987 - September 1993), Chief Operating Officer of the Company (July 1986 - April 1990) and as Vice President - Sales and Marketing of the Company (July 1984 - April 1987).

     Anthony G. Lembo has served as President, Chief Operating Officer, Chief Financial Officer and director of the Company since October 1996. Prior to October 1996, Mr. Lembo served as Vice President of the Company. Mr. Lembo's previous experience includes nine years as Chief Operating Officer of National Data Products, Inc. ("NDP"), prior to the Company's acquisition of substantially all of the assets and assumption of certain liabilities of NDP.

     Philip Doganiero has served as a director of the Company since January 1995 and as Chairman of the Board of Directors since December 1996. Prior to December 1996, Mr. Doganiero served as President of the Company (April 1996 - December 1996) and Co-President of the Company (January 1995 - April 1996), following the Company's acquisition of substantially all of the assets and assumption of certain liabilities of NDP. Prior to 1995, Mr. Doganiero was founder and President of NDP (1972-1995).

     W. Keith Schilit is a nominee for a position on the Board of Directors of the Company. Dr. Schilit is a professor of management and the director of the Program in Entrepreneurship at the University of South Florida, Tampa, Florida, having served on the faculty of the University since 1985. Dr. Schilit, who holds an MBA and Ph.D. in strategic planning, is also an author, consultant and lecturer. He has been the principal owner of Catalyst Ventures (and its predecessors), a business consulting firm, since before 1982. From 1982 until 1985, he was on the faculty of Syracuse University. From 1979 until 1982, he was on the faculty of University of Maryland. He also is a director of Chico's FAS, Inc., ASM Fund, Inc and Check Express, Inc.

     Barry M. Alpert is a nominee for a position on the Board of Directors of the Company. Mr. Alpert has served as Managing Director, Investment Banking for Raymond James & Associates, Inc. since January 1997 and as President and Chief Executive Officer of Alpert Financial Group, Inc. (a family investment holding company) since 1989. Prior to January 1997, Mr. Alpert served as Vice President, and as Senior Vice President - Investment Banking for Robert W. Baird & Co. Incorporated (1991 - 1997). From 1989-1993, Mr. Alpert served as Vice

Chairman of Colony Bank. Mr. Alpert served during the period 1989-1991 as Vice Chairman and director of Western Reserve Life Assurance Co. of Ohio and as President of Pioneer Western Corporation. Prior to that time, Mr. Alpert served as President and Chief Executive Officer of United Insurance Companies, Inc. (1988-1989); Chairman of the Board of Directors, President and Chief Executive Officer of Home Life Financial Assurance Corporation (1982-1988); Chairman of the Board of Directors, President and Chief Executive Officer of Orange State Life Insurance Company (1977-1989) and Chairman of the Board of Directors of Life Savings Bank (1979-1983).

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     During fiscal 1996, the Company's Board of Directors held nine meetings. Each other incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he or she is a member.

     Prior to the resignation of Messrs. Raos and Kelly in November 1996, the Company's Board of Directors had an Audit Committee, a Compensation Committee, and a Nominating Committee. The Audit Committee was responsible for reviewing the Company's audited financial statements, meeting with the Company's independent accountants to review the Company's internal controls and financial management practices and examining all agreements or other transactions between the Company and its Directors and officers (other than those compensation functions assigned to the Compensation Committee) to determine whether such agreements or transactions are fair to the Company's shareholders. During 1996, the Audit Committee held one meeting. Subsequent to November 1996, the Audit Committee's functions were exercised by the Board of Directors.

     The Compensation Committee was responsible for reviewing the compensation and benefits of the Company's executive officers, making recommendations to the Board of Directors concerning compensation and benefits for such executive officers and administering the Company's stock option plans. During 1996, the Compensation Committee held one meeting. Subsequent to November 1996, the Compensation Committee's functions were exercised by the Board of Directors.

     The Nominating Committee was responsible for recommending nominees for election to the Board of Directors and other Committees of the Board. During 1996, the Nominating Committee held one meeting. Subsequent to November 1996, the Nomination Committee's functions were exercised by the Board of Directors.

     If elected, Barry M. Alpert and W. Keith Schilit will serve as members of the Audit Committee, the Compensation Committee and the Nominating Committee.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid $12,000 annually. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 3, 4, or 5 were required to be filed by those persons, the Company believes that during fiscal year 1996, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements except those relating to: (a) a Form 3 required to be filed by each of Messrs. DioGuardi, Raos and Kelly, which were not filed, and by Mr. Doganiero, which was filed late; (b) a Form 4 required to be filed by each of Messrs. McLenithan, Raos, Jackson and Kelly, which were not filed upon their departure from the Company, and by Mr. Doganiero, which was filed late; and (c) a Form 5 required to be filed by each of Messrs. Rose, McLenithan Raos, Kelly, Jackson, DioGuardi and Doganiero, which were not filed.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation received by the Company's Chief Executive Officer and each of the other executive officers of the Company for services rendered to the Company in fiscal years 1994, 1995 and 1996.

SUMMARY COMPENSATION TABLE


                                                                        Long Term Compensation
                                                                    ------------------------------
                                         Annual Compensation               Awards          Payouts
                                    -----------------------------   ------------------------------
                                                           Other               Securities
                                                          Annual    Restricted   Under-             All Other
Name and                                                 Compen-      Stock      lying      LTIP     Compen-
Principal                                                 sation  Awards(s)(2)  Options    Payouts   sation
Position                     Year Salary($)(1) Bonus($)     ($)       ($)         (#)        ($)     ($)(3)
----------------------------------------------------------------------------------------------------------------------------
Richard C. Rose
  Chief Executive Officer   1994  $ 329,400 $  83,133         --         --    158,750        --     $   899
                            1995  $ 329,400 $ 254,416         --         --         --        --     $ 1,913
                            1996  $ 329,400        --             $  31,525     97,022              $153,550(4)

Peter H. Jackson
  Co-President
                            1994         --        --         --         --         --        --          --
                            1995  $ 297,500 $ 115,812         --         --    215,000        --      $2,851
                            1996  $ 250,000        --         --  $  38,465     71,980        --    $125,039(4)

Philip Doganiero
  Chairman, President and
  Co-President              1994         --        --         --         --         --        --          --
                            1995         --        --         --         --         --        --          --
                            1996  $ 225,000        --         --         --         --        --      $2,187

Raymond DioGuardi
  Chief Financial Officer   1994         --        --         --         --         --        --          --
                            1995         --        --         --         --         --        --          --
                            1996  $ 140,000        --         --         --   $ 30,000        --        $258
-----------

(1)  Includes deferred compensation.
(2) Represents the value of the vested portion of the stock grants issued to Messrs. Rose and Jackson who were each granted 27,022 and 21,980 shares of common stock respectively, in April 1995, pursuant to a restricted stock agreement (the "Agreement"). Pursuant to the terms of the Agreement, the shares are subject to certain restrictions which expire on March 31, 1998. The restrictions lapse equally each year for the term of the grant and with respect to all shares in the event of termination of employment for any reason other than "cause," voluntary termination for "good reason" and death or disability, as defined in the Agreement. If at any time prior to the expiration of the restriction period, employment is terminated "for cause" or any other reason not provided for under the Agreement, any such shares still subject to restrictions, as previously described, shall be transferred to the Company, without monetary consideration.

(3)  All other compensation represents 401(k) matching contributions.
(4) Includes lump sum distributions for Mr. Rose of $152,000 and Mr. Jackson of $123,640, as part of their amended employment contracts, dated April 1, 1995.

OPTION GRANTS IN 1996

     The following table contains information concerning the grant of stock options pursuant to the Company's several stock option plans to the executive officers shown in the Summary Compensation Table during fiscal year 1996.

                                  Individual Grants
-------------------------------------------------------------------------------------     Potential Realizable
                                                  Percent of                           Value at Assumed Annual
                                                    Total                               Rates of Stock Price
                                      Number of    Options/                            Appreciation For Option
                                     Securities      SARs                                      Term(3)
                                     underlying   Granted to
                                     option/SARs  Employees   Exercise of
                                       Granted    in Fiscal   Base Price   Expiration
                Name                   (#)(1)        Year      ($/Sh)(2)      Date       5% ($)      10% ($)
                 (a)                     (b)         (c)          (d)         (e)          (f)         (g)
---------------------------------------------------------------------------------------------------------------
Richard C. Rose . . . . . . . . . .    27,022          5.2%     $8.125      04/01/05     $138,076    $349,912
                                       70,000         13.6%     $5.75       08/11/05      253,130     641,481
                                      -------------------------------------------------------------------------
Peter H. Jackson  . . . . . . . . .    21,980          4.3%     $8.125      04/01/05      180,807     458,201
                                      -------------------------------------------------------------------------
Philip Doganiero  . . . . . . . . .    50,000          9.7%     $5.75       08/11/05      112,313     284,622
                                      -------------------------------------------------------------------------
Raymond DioGuardi . . . . . . . . .    30,000          5.8%     $5.75       08/11/05      108,484     274,921
                                      -------------------------------------------------------------------------

(1) On April 1, 1995, 72,225 options were granted under a separate issuance. Mr. Rose's options are subject to a three-year vesting schedule beginning on the particular grant date with 33.3% vested per year. Mr. Jackson's options are subject to a two-year vesting schedule beginning on the particular grant date. Mr. Jackson's options were fully vested on May 24, 1996, the date of his resignation resulting from the sale of the Company's offices in California and Arizona.
(2) All stock options were granted at the fair market value on the date of grant.
(3) The amounts set forth are based on assumed appreciation of 5% and 10% rates as prescribed by the Securities and Exchange Commission rules and are not intended to forecast future appreciation, if any, of the stock price. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the Company's common stock. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATE OPTION EXERCISES DURING FISCAL YEAR 1996 AND MARCH 31, 1996 OPTION VALUES

     The following table shows information concerning options exercised during 1996 and options held by the executive officers shown in the Summary Compensation Table at the end of fiscal year 1996.


                                                                                            Value of
                                                                   Number of              Unexercised
                                                                  Securities              In-the-Money
                                                            Underlying Unexercised         Options at
                                                               Options at Fiscal          Fiscal Year-
                                                                  Year-End(#)              End($)(2)
                          Shares Acquired       Value           Exercisable(E)/         Exercisable(E)/
Name                      on Exercise(#)   Realized($)(1)      Unexercisable(U)         Unexercisable(U)
----                      --------------   --------------      ----------------         ----------------
Richard C. Rose                 -0-            $    0             253,631(E)              $428,719(E)
                                                                  152,391(U)              $288,632(U)

Peter H. Jackson                -0-            $    0              88,230(E)              $317,908(E)
                                                                  198,750(U)              $648,750(U)


Philip Doganiero                -0-            $    0                 -0-                 $      0

Raymond DioGuardi               -0-            $    0              13,750(E)              $ 48,125(E)
                                                                   41,250(U)              $144,375(U)

_________
(1) Represents the dollar value of the difference between the value (measured on the date exercised) and the option exercise price.
(2) Represents the dollar value of the difference between the value at March 31, 1996, and the option exercise price of unexercised options at March 31, 1996.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with executive officers Richard C. Rose and Philip Doganiero. Mr. Rose's agreement, as amended, provides for a minimum annual base salary of $329,400, a lump sum distribution of $152,000, discretionary bonuses awarded by the Company's Board of Directors, and awards of restricted stock and stock options which vest over three years. Mr. Rose's amended agreement expires December 31, 1999. Mr. Doganiero's agreement provides for a minimum annual base salary of $225,000 and provides for a bonus. Bonuses are subject to approval by the Company's Chief Executive Officer or Board of Directors. Mr. Doganiero's amended agreement expires on January 10, 1998.

     Pursuant to their respective employment agreements, Messrs. Rose and Doganiero each agree not to compete, directly or indirectly, with the Company in the states in which the Company does or may do business during the terms of their respective agreements and for a period of one year after the termination of their respective employment agreements, either with or without cause. If the Company terminates the employment of either Mr. Rose or Mr. Doganiero without cause, the Company would be required to pay such terminated employee his remaining base salary and any additional compensation earned in excess of his base salary until the date of termination, plus an amount equal to his then annual base salary for the period through and including the expiration of his employment agreement. If the employment of either Mr. Rose or Mr. Doganiero is terminated with cause, the Company would be required to pay only his base salary up to the date of termination. If either Mr. Rose or Mr. Doganiero dies during the term of his employment, the Company would be required to pay his respective estate, the base salary otherwise payable until the end of the term of his respective employment agreement and to pay his spouse and surviving children, in equal shares, an additional $5,000.

     Under their respective employment agreements, if there is a "change in control" of the Company and, subsequent to such change in control, either of Mr. Rose's or Mr. Doganiero's employment agreement (or any subsequent employment agreement then in effect which expires prior to the time that they have attained 65 years of age) is terminated or is not renewed by the Company at the expiration of its term, or any renewals, extensions or modifications, then such employee would be entitled to receive compensation in an amount equal to 299% of his annual base salary in effect at the time of the termination (the "Severance Amount"). This Severance Amount would be payable in one single payment within 60 days after the termination of his employment. The Severance Amount, however, may not exceed three times the "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In the event the Severance Amount is reduced for the reason set forth in the preceding sentence, the Severance Amount would be reduced prior to the reduction of any other payments due under his employment agreement. A "change in control" is defined in each of the existing employment agreements as a transfer of more than 50% of the Company's common stock in a single transaction or series of transactions in concert with each other (excluding transfers made by persons who were officers or were related to officers of the Company immediately prior to the change in control).

     In addition, the Company had an employment agreement with Peter H. Jackson prior to his resignation from the Company. Mr. Jackson's agreement provided for a minimum annual base salary of $225,000, a lump sum distribution for fiscal year 1996 of $123,640 and awards of restricted stock and stock options which vest over two years, and discretionary bonuses awarded by the Company's Board of Directors. During fiscal year 1996, Mr. Jackson's salary was increased to $300,000. Mr. Jackson's agreement terminated in May 1996 as a result of the sale of the Company's California and Arizona offices resulting in a final payment of $300,000 and 100% vesting of the restricted stock.

                              CERTAIN TRANSACTIONS

     The Company has made loans from time to time during the fiscal years 1987 through 1996 to its employees, including Richard C. Rose, the Company's Chief Executive Officer, primarily to enable them to exercise stock options to purchase the Company's Common stock. During the 1996 fiscal year, the amount of indebtedness owed on such loans was evidenced by a promissory note from the appropriate employee. These loans bear interest at rates ranging from 7% per annum to prime plus 1.5% per annum and are payable upon demand. As of December 31, 1995 and 1996, Mr. Rose's outstanding loan balance was an amount equal to $208,993 and $201,000, respectively.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Prior to their resignation in November 1996, John G. Raos and Charles C. Kelly served as members of the Company's Compensation Committee. If elected, Barry M. Alpert and W. Keith Schilit will serve as members of the Compensation Committee. The Compensation Committee, or in the absence of any such committee, the entire Board of Directors, reviews, recommends and approves changes to the Company's compensation policies and programs and administers the Company's stock option plans. The Committee (or the Board of Directors) is also responsible for reviewing and approving all compensation decisions for the Chief Executive Officer and other executive officers. Subsequent to Messrs. Kelly and Raos' resignation, the function of the Compensation Committee has been performed by the entire Board of Directors.

     Compensation packages granted to the Company's Chief Executive Officer (the "CEO") and other executive officers are designated to provide executives with (i) competitive base salaries, and (ii) incentive opportunities to earn additional compensation based on corporate performance. The incentive portion of the packages includes bonuses, stock options and restricted stock. All are intended to link pay to corporate performance.

     Base Salaries

     Base salaries of the CEO and other executive offices are targeted to be competitive with salaries commanded by those in similar positions within the Company's Peer Group (as hereinafter defined). In setting individual base salary levels of the CEO and other executive officers, the Committee considers such factors as the executive's scope of responsibility, current performance and future potential.

     The minimum base salary of the CEO and other executive officers are set forth in employment agreements between the Company and such executive officer, which agreements are reviewed annually by the Compensation Committee to determine if increases are warranted. For the Company's 1997 fiscal year, the Compensation Committee determined to maintain the base salaries as in fiscal year 1996, in light of the Company's performance in fiscal year 1996.

     Cash Bonus Compensation

     Cash bonus compensation, in fiscal year 1996, to the Company's executive officers was equal to a percentage of the Company's "net income before tax" as defined in the officers' employment agreements and discretionary bonuses awarded by the Company's Board of Directors. Based on net income before taxes and other discretionary bonuses, no cash bonus compensation was paid to Messrs. Rose, Doganiero and Jackson in fiscal year 1996.

     Stock Options and Restricted Stock

     Stock options for Common Stock and restricted stock are granted to reinforce the importance of improving shareholder value over time. Stock options are granted at the fair market value of the stock on the date of grant to ensure that senior officers are rewarded only for any prospective appreciation in the price of the Common Stock. Restricted stock is granted at a value determined by the Board of Directors. This links executive compensation to benefits produced for all shareholders.

     Benefits

     Benefits offered to executive officers serve a different purpose than do other elements of total compensation. In general, they provide a safety net against problems which can arise from illness, disability or death. Benefits offered to executive officers include medical and dental benefits and life insurance. The Company also matches up to 6% of employee contributions to a 401(k) plan at a percentage determined each year by the Company.

     Philip Doganiero
     Anthony G. Lembo
     Richard C. Rose

                               PERFORMANCE GRAPH

     The following performance graph compares the cumulative total shareholders' return on the Company's common stock with that of the NASDAQ Market Index, a broad market index published by Media General Financial Services, and that of CompuCom Systems, Inc., InaCom Corp. and TransNet Corporation, public companies in the same industry as the Company (the "Peer Group"). The comparison assumes that $100 was invested in each of the Company's Common Stock, the stocks included in the NASDAQ Market Index and the stocks included in the Peer Group at the outset of the five year period covered by the graph. The indexes reflect formulas for dividend reinvestment and weighting of individual stocks. Stock price performances shown on the graph are not intended to be indicative of future price performances.

                  Comparison of 5 Year Cumulative Total Return
                    of Company, Peer Group and Broad Market

                                                   FISCAL YEAR ENDING


                                                   1992        1993       1994        1995     1996
                    Company                       102.63      55.26       77.63      85.53     31.11

                    Peer Group                    104.57     180.09      227.87     129.77    220.28

                    Broad Market                  116.23     130.08      150.33     159.48    194.52



                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into five classes. The current terms of the five classes of directors expire in 1997 (Class II directors), 1998 (Class III directors), 1999 (Class IV directors), 2000 (Class V directors) and 2001 (Class I directors). One director is to be elected at the Meeting for a term ending in 1998, one director is to be elected at the Meeting for a term ending in 1999, and one director is to be elected at the meeting for a term ending in 2000, or until their respective successors have been duly elected and qualified.

     Anthony G. Lembo was elected to the Board of Directors by the Board in fiscal year 1996. Mr. Lembo's current term expires on the date of the Meeting. The Board of Directors has nominated Mr. Lembo to stand for election at the Meeting for a Class II director seat. The Board of Directors has also nominated two non-employee directors, W. Keith Schilit and Barry M. Alpert, to stand for election at the Meeting for a Class IV and Class I director seat, respectively. Information concerning each of the nominees is set forth under the caption "Management - Directors and Executive Officers." Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe that any of the nominees named will be unable or unwilling to serve if elected.


               PROPOSAL 2 - RATIFY THE APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT

     The Company's Board of Directors has appointed Price Waterhouse, LLP ("Price Waterhouse") as independent accountants to audit the consolidated financial statements of the Company for the year ending March 31, 1997. Representatives of Price Waterhouse are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders. The Company has not had any changes in or disagreements with its independent accountants or accounting or financial disclosure issues. The Board of Directors recommends a vote FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent certified public accountant of 1997.


             PROPOSALS OF SHAREHOLDERS FOR THE NEXT ANNUAL MEETING

     Proposals of shareholders intended for presentation at the next annual meeting must be received by the Company on or before April 20, 1997, in order to be included in the Company's proxy statement and form of proxy for that meeting.

     The Company's Articles of Incorporation also require advance notice to the Company of any shareholder proposal and of any nominations by shareholders of persons to stand for election as directors at a shareholders' meeting. Notice of shareholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive office of the Company not less than 60 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice prior to public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     In addition to the matters required to be set forth by the rules of the Securities and Exchange Commission, a shareholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice and by other shareholders known to such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

     A shareholder's notice with respect to a director nomination must set forth (a) as to each nominee (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) all information that would be required to be included in the proxy statement soliciting proxies for the election of the nominee director (including such person's written consent to serve as a director if so elected), and (b) as to the shareholder providing such notice
(i) the name and address, as they appear on the Company's books, of the shareholder, and (ii) the class and number of shares of the Company that are beneficially owned by such shareholder on the date of such shareholder notice.

     The complete Articles of Incorporation provisions governing these requirements are available to any shareholder without charge upon request from the Secretary of the Company.

                                 OTHER MATTERS

     THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTER TO BE PRESENTED AT THE ANNUAL MEETING. IF ANY OTHER MATTER SHOULD BE PRESENTED PROPERLY, IT IS INTENDED THAT THE ENCLOSED PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE INDIVIDUALS NAMED IN THE PROXY.

     THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED MARCH 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934. ALL SUCH REQUESTS SHOULD BE DIRECTED TO DEBORAH MEDLEY, SECRETARY, DATAFLEX CORPORATION, 2145 CALUMET STREET, CLEARWATER, FLORIDA 34625. NO CHARGE WILL BE MADE FOR COPIES OF SUCH ANNUAL REPORT; HOWEVER, A REASONABLE CHARGE FOR THE EXHIBITS WILL BE MADE.



                                         By Order of the Board of Directors,



                                         /s/ Deborah Medley
                                         -----------------------------------
                                         Deborah Medley, Secretary



Clearwater, Florida
March, 1997

                                                                      APPENDIX


                              DATAFLEX CORPORATION
                              2145 CALUMET STREET
                           CLEARWATER, FLORIDA 34625

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Philip Doganiero and Richard C. Rose, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of Dataflex Corporation held of record by the undersigned on March 4, 1997, at the annual meeting of shareholders to be held on April 4, 1997 or any adjournment thereof.


1.  ELECTION OF CLASS II DIRECTORS      FOR the nominee listed below                    WITHHOLD AUTHORITY
                                        (except as marked to the                        to vote for the nominee
                                        contrary below)                [ ]              listed below                  [ ]


 (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

   Anthony G. Lembo


2.  ELECTION OF CLASS IV DIRECTORS      FOR the nominee listed below                    WITHHOLD AUTHORITY
                                        (except as marked to the                        to vote for the nominee
                                        contrary below)                [ ]              listed below                  [ ]


 (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)


   W. Keith Schilit

3.  ELECTION OF CLASS V DIRECTORS       FOR the nominee listed below                    WITHHOLD AUTHORITY
                                        (except as marked to the                        to vote for the nominee
                                        contrary below)                [ ]              listed below                  [ ]


 (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

   Barry M. Alpert



4. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1997.

     [ ] FOR                      [ ] AGAINST                       [ ] ABSTAIN

5. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.


 Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



DATED: ____________________________  1997

__________________________________________ ____________________________________
PLEASE MARK, SIGN, DATE, AND RETURN THE    Signature
PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE
__________________________________________



                                           ____________________________________
                                           Signature if held jointly